As filed with the Securities and Exchange Commission on April 10, 2015

 Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIFIRST CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	04-2103460
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

68 Jonspin Road

Wilmington, MA 01887

(Address of principal executive offices) (Zip Code)

UniFirst Corporation Amended and Restated 2010 Stock Option and Incentive Plan (Full title of the plan)

Ronald D. Croatti

President and Chief Executive Officer

UniFirst Corporation

68 Jonspin Road

Wilmington, MA 01887

(Name and address of agent for service)

(978) 658-8888

(Telephone number, including area code, of agent for service)

With copy to: Raymond C. Zemlin Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.10 per share	750,000 shares	$121.16	$90,870,000	$10,560

(1)

This Registration Statement relates to 750,000 shares of Common Stock, par value $0.10 per share (“Common Stock”), of UniFirst Corporation (the “Company”) available for issuance under the UniFirst Corporation Amended and Restated 2010 Stock Option and Incentive Plan (the “Plan”), plus such indeterminate number of additional shares of Common Stock that may be issued in connection with stock splits, stock dividends, recapitalizations or similar transactions.

(2)

The Company previously filed a registration statement on Form S-8 on October 24, 2011 (File No. 333-177485) registering the issuance of 600,000, shares of Common Stock under the Plan. By filing this Registration Statement in accordance with Instruction E to Form S-8, the Company registers the issuance of the 750,000 additional shares of Common Stock approved for issuance under the Plan at the Annual Meeting of Shareholders held on January 13, 2015.

(3)

Calculated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and the low sales prices of the Company’s Common Stock as reported on the New York Stock Exchange on April 7, 2015.

EXPLANATORY NOTE

The Company previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on October 24, 2011 (SEC File No. 333-177485) in connection with the registration of 600,000 shares of the Company’s Common Stock available for issuance under the Plan (the “Original Filing”). This Registration Statement registers an additional 750,000 shares of the Company’s Common Stock to be issued pursuant to the Plan. The contents of the Original Filing, as updated by the information set forth below, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Restated Articles of Organization (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

4.2	Articles of Amendment dated January 13, 1988 (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

4.3	Articles of Amendment dated January 21, 1993 (previously filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

4.4	By-laws (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on January 10, 2008 and incorporated herein by reference)

4.5	Specimen Stock Certificate for Shares of Common Stock (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

4.6

UniFirst Corporation Amended and Restated 2010 Stock Option and Incentive Plan (previously filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A on December 2, 2014 and incorporated herein by reference)

4.7

Form of Stock Appreciation Right Award Agreement for Company Employees under the UniFirst Corporation 2010 Stock Option and Incentive Plan (previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on January 14, 2011 and incorporated herein by reference)

4.8

Form of Stock Appreciation Right Agreement for Non-Employee Directors under the UniFirst Corporation 2010 Stock Option and Incentive Plan (previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on January 14, 2011 and incorporated herein by reference)

4.9

Form of Non-Qualified Stock Option Agreement for Company Employees under the UniFirst Corporation 2010 Stock Option and Incentive Plan (previously filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K on January 14, 2011 and incorporated herein by reference)

4.10

Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the UniFirst Corporation 2010 Stock Option and Incentive Plan (previously filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K on January 14, 2011 and incorporated herein by reference)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement)

____________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, on April 10, 2015.

UNIFIRST CORPORATION

By:	/s/ Ronald D. Croatti
Ronald D. Croatti
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ronald D. Croatti and Steven S. Sintros, and each of them, such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Ronald D. Croatti	Chairman, Chief Executive Officer and President	April 10, 2015
Ronald D. Croatti	(Principal Executive Officer)

/s/ Steven S. Sintros	Senior Vice President and Chief Financial Officer	April 10, 2015
Steven S. Sintros	(Principal Financial Officer and Principal Accounting Officer)

/s/ Cynthia Croatti	Director	April 10, 2015
Cynthia Croatti

/s/ Phillip L. Cohen	Director	April 10, 2015
Phillip L. Cohen

/s/ Kathleen M. Camilli	Director	April 10, 2015
Kathleen M. Camilli

/s/ Donald J. Evans	Director	April 10, 2015
Donald J. Evans

/s/ Michael Iandoli	Director	April 10, 2015
Michael Iandoli

/s/ Thomas S. Postek	Director	April 10, 2015
Thomas S. Postek

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Restated Articles of Organization (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

4.2	Articles of Amendment dated January 13, 1988 (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

4.3	Articles of Amendment dated January 21, 1993 (previously filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

4.4	By-laws (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on January 10, 2008 and incorporated herein by reference)

4.5	Specimen Stock Certificate for Shares of Common Stock (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

4.6

UniFirst Corporation Amended and Restated 2010 Stock Option and Incentive Plan (previously filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A on December 2, 2014 and incorporated herein by reference)

4.7

Form of Stock Appreciation Right Award Agreement for Company Employees under the UniFirst Corporation 2010 Stock Option and Incentive Plan (previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on January 14, 2011 and incorporated herein by reference)

4.8

Form of Stock Appreciation Right Agreement for Non-Employee Directors under the UniFirst Corporation 2010 Stock Option and Incentive Plan (previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on January 14, 2011 and incorporated herein by reference)

4.9

Form of Non-Qualified Stock Option Agreement for Company Employees under the UniFirst Corporation 2010 Stock Option and Incentive Plan (previously filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K on January 14, 2011 and incorporated herein by reference)

4.10

Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the UniFirst Corporation 2010 Stock Option and Incentive Plan (previously filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K on January 14, 2011 and incorporated herein by reference)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement)

____________

* Filed herewith